As filed with the Securities and Exchange Commission on ________, 1999

                                            Registration No.____________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                           TRADING SOLUTIONS.com, INC.
             (Exact name of registrant as specified in its charter)

NEVADA                         88-0425691                            6289
------                         ----------                            ----
(State or other              (IRS Employee          (Primary Standard Industrial
jurisdiction of              Identification Number)  Classification Code Number)
incorporation or
organization)

                         200 Camino Aguajito, Suite 200
                               Monterey, CA 93940
                                 (831) 375-6229

                           --------------------------
                                Natalie Shahvaran
                         200 Camino Aguajito, Suite 200
                               Monterey, CA 93940
                                 (831) 375-6229

                        Copies of all communications to:
                               Gary R. Blume, Esq.
                              Blume Law Firm, P.C.
                     11801 North Tatum Boulevard, Suite 108
                           Phoenix, Arizona 85028-1612

Approximate date of commencement of proposed public offering: August 23, 1999.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE


Title of each                               Proposed
class of                     Amount         Maximum           Proposed                  Amount of
Securities to                to be          Offering Price    Maximum                   Registration
be registered                Registered     Per Share         Offering Price            Fee
-------------                ----------     ---------         --------------            ---
Common Stock,                150,000        $2.00             $300,000.00               $88.50
$0.01 par value

Total                        150,000        $2.00             $300,000.00               $88.50


(1) Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

     The Exhibit Index appears on page 23 of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains 46 pages.

                                 150,000 Shares
                           TRADING SOLUTIONS.COM, INC.
                                  Common Stock

     All of the 150,000 shares of Common Stock offered in this offering ( the "Offering") are being issued and sold by Trading Solutions.com, Inc. (the "Company").

     Prior to this offering, there has been no public market for the Common Stock of the Company.

     The summary of the prospectus required by Item 503 of Regulation S-B regarding material risks in connection with the purchase of the securities may be found under Item 3 of this Form SB-2. See "Risk Factors" beginning on page 6 for a discussion of certain factors that should be considered by prospective investors.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                             Price to Public         Proceeds to Company
Per Share                    $ 2.00                  $ 300,000
Total                        $ 2.00                  $ 300,000


           The date of this Offering Statement is August 23, 1999

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Stock, including by entering stabilizing bids or effecting syndicate covering transactions. For a description of these activities, see "Underwriting."

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS CONSTITUTE AN OFFER OF ANY SECURITIES OR AN OFFER OF THE SHARES IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     THE SHARES OF COMMON STOCK ARE OFFERED BY THE UNDERWRITER SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION THROUGH AN AMENDMENT TO THE REGISTRATION STATEMENT OR TERMINATION OF THE OFFERING WITHOUT NOTICE. THE UNDERWRITER RESERVES THE RIGHT TO REJECT ORDERS, IN WHOLE OR IN PART, FOR THE PURCHASE OF THE SHARES OFFERED HEREBY.

     UNTIL SEPTEMBER 11, 1999 (25 DAYS FROM THE DATE OF THE PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information with respect to the Company and such Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, as well as the reports and other information filed by the Company with the Securities and Exchange Commission, may be inspected without charge at the Public Reference Room of the Securities and Exchange Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices at 13th Floor, Seven World Trade Center, New York, N.Y. 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Securities Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filing made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web site (http://www.sec.gov).

     Investors are cautioned that this registration statement contains certain trend analysis and other forward looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward looking statements. These statements are based on current expectations and projections about the online trading industry and assumptions made by management and are not guarantees of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward looking statements due to factors such as the effect of changing economic conditions, material changes in currency exchange rates, conditions in the overall online trading market, risks associated with product demand and market acceptance risks, the impact of competitive products and pricing, delays in new product development and technological risks and other risk factors identified in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K Report.


                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

The Company
-----------

     Trading Solutions.com, Inc. is an educational company instructing people in online investing. The Company offers a wide range of educational programs designed for people of different ages, backgrounds, and goals.


The Offering
------------


Securities Being Offered            150,000 Shares of Common Stock

Common Stock Outstanding
Prior to this Offering              2,700,000 Shares of Common Stock

Common Stock Offered
by this Company                     150,000 Shares

Common Stock Outstanding

After this Offering                 2,850,000 Shares


Use of Proceeds
---------------

     The Company intends to earn $300,000 from the sale of the securities. The Company will rely on the proceeds from this offering to pay legal and accounting fees and obtain working capital. The Company will spend $100,000 on new school openings and $ 100,000 on advertising when website becomes operating. The remaining proceeds will be used to develop and maintain the website as well as the online store. See "Use of Proceeds".

Risk Factors
------------

     Investment in the Company involves certain general business risks and risks specifically inherent in the medical industry. As detailed elsewhere, this is a start-up company subject to federal and state regulation. Conversion of preferred stock and related warrants may obligate the Company to issue more shares than the number to be registered. In theory, there is no limit to the number that would be required, should the share price fall substantially below historical levels; this may have a negative effect on the market price of the shares of the common stock of the Company. This registration involves the sale of up to 150,000 shares of common stock of the Company. Past investors received the protection of the regulations regarding restricted securities and the inability of the holder to freely trade those securities. With this registration the securities will be freely tradeable and may cause a negative impact on the market if exercised and traded. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

     The following tables set forth the summary financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and should be read in conjunction with the financial statements, related notes and other financial information included herein. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "FINANCIAL STATEMENTS."

Statement of Operations Data

                                                     Period Ended
                                                     June 30, 1999
Revenues                                             (32,290)

Expenses
    General and Administrative                       (31,476)
Total Expenses                                       (31,476)

Other Income and Expenses
   Interest Income                                       (14)

Net Loss
Net Loss Available to
  Common Stockholders

Net (Loss) Per Share of
   Common Stock                                       (0.012)

                                                           Period Ended
                                                           June 30, 1999
ASSETS
Current assets
        Cash in bank                                       $    17,381
        Prepaid rent                                               677
                Total current assets                            18,058

Furniture and equipment
        Equipment                                                2,206
        Furniture                                                  600
                                                                 2,806
        Accumulated depreciation                                   (44)
                                                                 2,762
                        Total assets                       $    20,820

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities
        Accounts payable                                   $     5,770
        State corporate tax liability                              800
                Total current liabilities                        6,570
                        Total liabilities                        6,570
Stockholders' equity
        Common stock, 20,000,000 shares authorized at a
                par value of .0 1. 2,627,000 outstanding        26,270
        Paid in capital                                         20,270
        Deficit incurred during development stage              (32,290)
                        Total stockholder's equity              14,250
                        Total liabilities and
                            stockholder's equity           $    20,820


                                  RISK FACTORS

     The securities being offered hereby involve a substantial risk. An individual considering the purchase of the Shares should give consideration to the following risk factors:

No Market Studies
-----------------

     In formulating its business plan, the Company has relied on the judgment of its officers, directors and consultants. No formal independent market studies concerning the demand for the Company's proposed services have been conducted, nor are any planned. The effect of the sale of the Securities has not been analyzed for its effect on the operations of the Company, the ability of the Company to obtain funds or financing or the variations in share price due to additional shares being available for sale.

Lack of Operating History
-------------------------

     The Company was organized in 1999 and has been continually developing since that time. Since the Company has not proven the essential elements of profitable operations, investors will be furnishing venture capital to the Company and will bear the risk of complete loss of their investment in the event the Company's business plan is unsuccessful. The Company has only limited experience and is expanding its operations , which may or may not provide profits to the Company. The Company had no revenue as of June 30, 1999. The Company has also not been profitable, having an accumulated loss of $32,290 in 1999.

Sale of Securities May Negatively Affect Funding Attempts
---------------------------------------------------------

     The sale of the securities may cause difficulty in the Company obtaining funding , which may impede the operations in a negative way. As of July 31, 1999, there are 2,700,000 outstanding shares of common stock. This registration will result in up to 150,00 additional shares of the Company's common stock being introduced to the market, assuming all of the shared offered are sold.

Continued Control by Existing Management
----------------------------------------

     The Company's management currently owns a substantial stake in the Company's outstanding Common Stock. Many of the shares of Common Stock will be issued as a result of the exercise of the Options, Warrants and other instruments will provide that management will obtain additional shares in the common stock of the Company. Accordingly, new shareholders will lack an effective vote with respect to the election of directors and other corporate matters.

Dividends
---------

     The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors. Since the time of inception the Company has paid no dividends to shareholders.

Dependance on Executive Officers
--------------------------------

     The Company is highly dependent on the services of its officers. Attracting and retaining qualified personnel is critical to the Company's business plan. No assurances can be given that the Company will be able to retain or attract such qualified personnel or agents, or to implement its business plan successfully. Should the Company be unable to attract and retain the qualified personnel necessary, the ability of the Company to implement its business plan successfully would be limited.

Dilution to Shareholders
------------------------

     The securities currently held by investors will be subject to dilution in market value as more securities are available for trading. As detailed elsewhere in this registration statement (see "DILUTION"), if all of the securities, including those not subject to this registration statement, were to be exercised, it would result in 2,850,000 shares outstanding, as opposed to a total of 2,700,000 shares of common stock outstanding as of July 31, 1999. Even though not all of these shares will be free trading, all of them may cause the market price of the shares of common stock of the Company to decrease.

Going Concern Status
--------------------

     The  Company  is a  development  stage  Company  as  defined  in  Financial
Accounting Standards Board Statement No. 7. The Company is devoting substantially all of its present efforts in establishing a new business and although planned principal operations have commenced, there have been no significant revenues. Management's plans regarding the matters which raise doubts about the Company's ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arbitrary Offering Price
------------------------

     Prior to the offering made hereby, there has been no market for the Company's Common Stock. The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining such offering price were the Company's current financial condition, the degree of control which the current shareholders desired to retain, and an evaluation of the prospects for the Company's growth.

Success Dependant On Growth Of Internet Related Industries
----------------------------------------------------------

     Our future growth will greatly depend upon continued growth in the use of the Internet. Even though our online school and our e-commerce business will not be the only sources of income for the company, we are uncertain if the Company can maintain the profit and growth level expected. Some of the issues concerning the increased use of the Internet include reliability, cost, access, and security, which may affect further development of online services and electronic commerce in general, as well as the market for our services and products.

Use of Proceeds Not Specific
----------------------------

     The proceeds of this offering have been allocated only generally. Proceeds from sale of the Shares will most likely be allocated to working capital, administrative expenses, and an e-commerce business acquisition. Accordingly, investors will entrust their funds with management on whose judgment investors must depend.

Potential Loss of Investment
----------------------------

     As with an investment in any emerging growth Company, ownership of common shares of the Company may involve a high degree of risk, and is not recommended for the investors who cannot reasonably bear the risk of a total loss of their investment.

                                 USE OF PROCEEDS

     The Company will rely on the proceeds from this offering to pay the legal and accounting fees and working capital. We intend to open several trading schools throughout California. We will spend up to $100,000 on the school openings and development. We intend to spend up to $100,000 on advertising once our web site becomes operating. The rest of proceeds will be used to develop and maintain our web site as well as our online store.


                         DETERMINATION OF OFFERING PRICE

     Because there has been no prior public trading market for our common stock, the initial public offering price of the common stock has been determined by negotiations between ourselves and the underwriter and is not necessarily related to our asset value, net worth or other criteria of value. The factors considered in determining the offering price include an evaluation by management of the history of and prospects for the industry in which we compete and our earnings prospects. Factors such as our financial results, announcements of developments related to our business, and the introduction of products and product enhancements by ourselves or our competitors may have a significant impact on the market price of our securities.

                                    DILUTION

     As of July 31, 1999, the Company had issued 2,700,000 shares of Common Stock and the net tangible book value per share of the Common Stock (the Company's net tangible assets less its liabilities divided by the number of shares of Common Stock then outstanding) was $.0053 per share of Common Stock. After giving effect to the receipt of the estimated net proceeds from the sale of all of the Shares, and assuming that the offering price of the Shares is $2.00 per Share, the purchasers will have paid a total of $300,000 for 150,000 shares of Common Stock and the net tangible book value of the Company's presently outstanding shares will increase to $.1073 per share. The investors will experience a corresponding dilution of $1.89 per share from the offering price. If a smaller number of Shares is sold, the dilution to the investors will be greater than that indicated above as indicated in the table below.

     "Dilution" is normally defined as the difference between the offering price per share of Common Stock and the net tangible book value per share of Common Stock immediately after the offering. The following table illustrates the per share dilution to new investors:



Offering Price per share                                             $2.00
Net tangible book value per share before offering                    $0.0053
Increase in net tangible book value per share attributable
     to investors purchasing in this offering                        $0.1073
Pro forma net tangible book value per share after offering           $.1126
Dilution per share                                                   $1.89


     The following table summarizes the differences between existing shareholders, as of July 31, 1999, and new investors with respect to the number of Common Shares purchased from the Company, the total consideration paid and the average price per share:

                                               Shares Purchased          Total Consideration Paid      Average Price
                                          Number          Percent       Amount          Percent           Per Share

Existing Shareholders                    2,700,000         95%          $70,995          19%             $0.03
New Investors                            150,000           5%           $300,000         81%             $2.00
Total                                    2,850,000         100%         $370,995         100%


                              PLAN OF DISTRIBUTION

     The securities are being offered for sale by us through our Officers and Directors. We intend to engage the services of a registered broker or dealer in each state that requires that a registered broker or dealer act on behalf of a company selling its own securities in that state.

                                LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following information sets forth the names of the officers and directors of the Company, their present positions with the Company and biographical.

Natalie Shahvaran (Age 22). President, Chief Executive Officer , Chief Operating Officer, Director. Ms. Shahvaran graduated from Heald Business College with honors and received her Associate's Degree in 1999. She started working as an online investor in 1997 and opened her family trading account with an online discount brokerage. While earning her Computer Business Administration degree, she also worked as a college algebra and math tutor. While earning her degree in Computer Business Administration, she was also working as college algebra and business math tutor, and studying the art of trading. Natalie has learned all the aspects of online trading, while applying her knowledge to her own trading account. Natalie has presented her material and concepts to groups of serious traders and aggressive investors, throughout the Bay area. She was working as a computer consultant for Monterey Ventures, Inc. while attending school. Ms. Shahvaran has gained a vast experience in both computer and investments fields, which lead her to working with Trading Solutions.com, Inc.

Michael A. Strahl (Age 40). Secretary, Director. Mr. Strahl graduated from Western State College and received his BA in Business Administration/Finance. Until July 2, 1999, Michael A. Strahl was the Vice President and Director of Themiis Corporation, a merchant bank specializing in environmental management. He is a Vice President and Chief Operating Officer of Environmental Enzymes, Inc., an enzyme manufacturing company. He is currently on the board of directors of Internet Finance.com, Inc. and Monterey Technologies, Inc. Michael A. Strahl is also a part owner and board member of the Environmental Business Network. Inc., an environmental solutions oriented company. He is the past President of Environmental and Energy Group, Inc. (EEG), a solution originated company for the oil and gas industry. Before working with EEG, Mr. Strahl was a business broker with Environmental Business Brokers Company (EBBCO). He has been involved with the Rocky Mountain Farm Bureau, Arizona Farm Bureau and many California farm bureaus. Prior to joining the environmental industry, Michael A. Strahl was a NASD Principal with various stock brokerage firms. Mr. Strahl has had extensive experience dealing with the EPA, USPA and other governmental agencies.

Susan Turner (Age 44). Chief Financial Officer, Treasurer, Director. Ms. Turner attended the University of Michigan School of Business Administration and received her BA in Business Administration in April 1975. She graduated with a major in Accounting with emphasis in French, Botany and Math. Ms. Turner passed the CPA exam in November 1975 and obtained a Michigan CPA license April 1978, a Georgia license September 1980 and a California license December 1985. Ms. Turner is currently a Certified Public Accountant. She is licensed to practice in three states (including CA). Ms. Turner started her professional career over 20 years ago with Peat, Marwick, Mitchell, a national CPA firm. She was also audit manager for the Commercial Loan Department of General Electric Credit Corporation in Palo Alto, CA. Ms. Turner previously managed the tax department of a regional CPA firm in California, and has been the proprietor of her own CPA firm since 1987. Ms. Turner will handle the Corporation's financial matters, including financial statement preparation, tax returns, budgeting and forecasting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 31, 1999, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.


(1)                                 (2)                                (3)                                 (4)
                                    Name and address of                Amount and Nature                   Percent of
Title of Class                      beneficial owner                   Of Beneficial Ownership(1)          Class(1)
Common Stock                        Natalie Shahvaran                  1,250,000                           46%
                                    P.O. Box 22851
                                    Carmel, CA 93922

Common Stock                        Internet Finance.com, Inc.         1,210,000                           45%

Common Stock                        Directors and Officers             1,250,000                           46%
                                    as a group (3 persons)


                            DESCRIPTION OF SECURITIES

Common Stock
------------

     Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends.

     The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

Voting Requirements
-------------------

     The Articles of Incorporation require the approval of the holders of a majority of the Company's voting securities for the election of directors and for certain fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to the Articles of Incorporation.

     There exists no provision in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Company.

Transfer Agent
--------------

     The transfer agent and registrar for the Company's Common Stock is Silverado Stock Transfer, Inc., 8170 S. Eastern Avenue, Suite 4, PMB 602, Las Vegas, NV, 89123. Its telephone number is (702) 263-0920.

Shares Eligible for Future Sale
-------------------------------

     As of June 31, 1999, the Company had 2,700,000 shares of Common Stock outstanding. Of the 2,700,000 shares of Common Stock outstanding, 2,495,000 shares of Common Stock are beneficially held by "affiliates" of the Company. All shares of Common Stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of the Company as defined for purposes of the Securities Act.

     In general, under Rule 144 as currently in effect, a person who has beneficially owned "restricted" securities for at least two years, including persons who may be deemed to be "affiliates" of the Company, may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the Common Stock then outstanding or, (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least three years would be entitled to sell such shares under Rule 144 without regard to the volume and other limitations described above.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The Company's securities counsel, Blume Law Firm, P.C., of Phoenix, Arizona currently holds 10,000 shares of our founders stock.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                             DESCRIPTION OF BUSINESS


     The following discussion and analysis of our plan of operation should be read in conjunction with the more detailed financial information contained in our financial statements and the notes thereto included elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements.

Overview
--------

     The Company is a development stage company, which is establishing an online trading school along with several trading schools in California. The Company will also sell services and products through its online store. Students and shoppers will be able to purchase our services through our web site at www.tradingsolutionsinc.com. Our web site is currently under development and is expected to be operational in the fourth quarter of 1999.

     The Company was incorporated on May 14, 1999, but has not yet begun operating the online school and e-commerce business. Since inception, the Company has been engaged in developing corporate structure, planning operations, capital raising activities, and negotiating agreements with prospective business affiliates. As a result, the Company has no operating revenue to date.

Cash Requirements and Additional Funding
----------------------------------------

     Although management believes that the proceeds from this offering will satisfy the Company's cash requirements for the next twelve months, management anticipates a substantial increase in capital expenditures consistent with anticipated growth in operations, infrastructure and personnel. The Company will also continue to expand marketing and development programs. The capital requirements will depend on the rate of market acceptance of the online training program, the costs required to maintain and upgrade the web site, training programs and e-commerce business growth and the expenses needed for marketing and promotional programs.


Additional Research and Development
-----------------------------------

     The Company will not have significant research and development expenses during the next 12 months. The development of the web site design will be achieved through modifications of available technologies.

     The Company will hire our own technical personnel to service the web site as soon as sufficient funds become available either as a result of this offering, or from the profits gained through the Company's operations. Until then the Company will be required to engage the services of a third party to develop the web site. The Company anticipates that the total cost of such services will be $30,000.

Business
--------

The Company intends to work on two projects.
--------------------------------------------

          1. Trading Solutions.com, Inc. trading school is designed to provide education for people interested in online investing. The Company will offer training for beginners as well as experienced traders. Courses will consist of a combination of theory sessions linked closely with a practical hands-on approach. The Company will provide online training, individual training, small group sessions and seminars on various trading and computer related subjects.

          2. The Company intends to establish or acquire an e-commerce business and link it with the online trading school. The Company will offer a wide variety of products for investors, including books, magazines, newspapers, online newsletters and trading software packages.


Overview of Internet-Based Industry
-----------------------------------

     Online trading is becoming more and more popular among people of different ages, education, professions, and backgrounds. Trading Solutions.com, Inc. is aiming at persons interested in investing but not familiar with computers or the Internet, as well as existing traders who would like to improve their trading techniques.

     According to the Spring 1999 edition of Women In Touch magazine, "...there are approximately 7 million online accounts registered with U.S. brokerages, and about 350,000 trades taking place each and every day. By the end of year, the number of online account is expected to top 10 million." The same magazine states, according to National Foundation for Women Business Owners, a majority of women entrepreneurs are looking into investing online. Trading Solutions.com, Inc. intends to offer its services to this group of investors.

     Financial Service Online May 1999 edition also mentions that, according to a recent report from Credit Suisse First Boston Corp., the number of online trades grew by almost 35% during the first quarter of 1999. This growth came following a 34% growth in the fourth quarter of 1998.

     Investment News from 5/17/99 says that as much as 19% of households with $750,000 or more investment money will be trading online, up 5% from 1997. According to the same magazine, the amount of American households investing through online brokerage accounts will rise from 2.4 million at the end of 1998 to 4.3 million by the end of 2000.

     By the year 2003 worldwide Internet Commerce will approach $3.2 trillion and represent nearly 5% of all global sales, according to Small Business Computing, "ABC's of E-Commerce", March, 1999. Another article, "Cyberspace Marketplace" from Time Magazine, 7/20/98, says that by the year 2000, an estimated 1 in 4 families will be buying general merchandise online.

     There are several experienced online traders who offer trading seminars, for example Legend Trading Seminars, priced at $2,895, HL Camp & Company with prices around $1,095 per seminar, ActiveTrade day trading classes charging $3,500 per seminar. There are several websites offering books, video and audio educational materials priced from $100 to $900. As of now, there are no trading schools in or around the Bay area that offer all or similar services to its students. The Company will provide its customers with choices, which span different levels of readiness while also offering basic computer training and possible online training.

     The Company intends to sell the products that will suit our main customers online investors. We will offer a wide variety of books, video and audiocassettes about online trading and investing, investment magazines, newspapers, newsletters, and digests. The web site will be designed for an easy and convenient access to the online store, where students can find all the educational materials they need rather than spending hours on time consuming net search.


Marketing Strategies
--------------------

Media Advertising
-----------------

     The Company's marketing strategy is directed towards beginners and experienced traders. Management will work to establish a local market niche for each one of its trading schools by advertising in local newspapers and radio. Management will work to increase the public's awareness of the Company's name and its services. This goal is to be achieved by carefully positioned editorials regarding the Company's services. Special events will be sponsored from which name affiliation and public familiarity with the services and products offered can be achieved.

Radio and Television Advertising
--------------------------------

     The Company will optimize advertising dollars spent on radio by purchasing air time from those radio stations whose demographics most closely resemble the Company's clientele. Management will be responsible for contacting account executives from various local stations and requesting proposals and statistics regarding their station's listeners and advertising packages.

Internet and Print Advertising
------------------------------

     The Company intends to advertise on the Internet through its web page, which will be updated regularly. The Company will also maintain advertisements in the local newspapers. The Company will also produce color catalogs to be printed and distributed throughout the year.

Business Strategy
-----------------

     The company's goal is to become a leading online training school combined with an online store for one stop learning experience. The Company will offer classes and information that is needed as technology and Internet move forward in their development. We intend to affiliate with professional traders to teach our online classes and seminars. Currently, the information most in demand includes online trading, electronic trading, day trading strategies, and the software applied in trading. We intend to offer as many types of training and as great a variety within each subject category as possible. We also intend to continually invest in our web site infrastructure. We will offer our students access to our online store to make it easy for them to purchase everything they need for trading and investing online. Through the online store linked with the online school, we intend to offer products such as literature and newspapers, books, newsletters and reader's digests, along with the trading software packages that would specifically target online investors.

     In order to promote learning through Trading Solutions.com, we intend to incorporate certain features in the online school. We will update our web site to ensure that the site is interesting and offers current information.

Sources of Revenue
------------------

Tuition
-------

     During the first stage of operations, revenues will be derived primarily from the tuition paid by the students attending our schools, in person or through the Internet.

     The Company is opening its first location in Monterey California, which should begin operating in early September 1999. The Company is planning on opening other locations in Oakland and the San Mateo Palo Alto area. Currently management is retaining locations in other cities.

     The number of training facilities which will actually open may be adjusted in accordance with the amount of available funds. Once identified, the time to develop a particular location varies widely, depending on the circumstances at each site. Typically, a training facility can be completed in 30 to 60 days from the beginning of the design phase. The Company's investment in a location will range from $15,000 to $20,000 to acquire all the furniture, equipment, supplies, have some advertising, and bring the location to the point where it can be profitable. We believe that our training facilities will not require additional funding after the initial investment is made.

     An online training school can begin operating as soon as the software and the web site are developed for the Company. The Company is planning to establish or acquire an Internet commerce business at an estimated cost of $50,000 to $75,000. Profits generated from online sales are expected to be moderate and provide additional capital for the Company's growth.

Competition
-----------

     While there are several experienced online traders who offer seminars, what is more important is to analyze those competitors operating with our target market segment. Provided that achieving sufficient penetration within the target market will meet the Company's sales objective, developing winning strategies to take market share away form these limited number of competitors is, in fact, the secret to marketing success. Based on this marketing premise, we are not really competing with the overpriced, short-term trading seminars. The strategy is to demonstrate a very high perceived value to price ratio to a wide segment of potential customers that are looking for personalized, professional instructing, without the obstacle of a high price. We believe that the competition at this level is limited. Some of the companies offering trading seminars are charging from $900 to $3,500 per seminar.

     HL Camp & Company offer trading seminars at $1,095 each, Legend Trading Seminars cost $2,895 per seminar, ActiveTrade day trading classes are priced at $3,500. Most of the seminars are oriented specifically on the day trading and are of no use to the people who would like to invest online. We are not aware of any trading schools in the Bay area that would offer all or similar services to students. The Company will provide its customers with choices, which span different levels of readiness while also offering basic computer training and possible online training.

     The Company also faces competition from other web sites that provide online investment training. However, we believe that by offering an all-in-one service and providing students with the ability to purchase all the educational materials through the web site, the Company can successfully compete in this market. We believe that online trading education market is not saturated and has great expansion potentials.

Government Regulation
---------------------

     We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally or applicable to electronic commerce. There is a chance that as the Internet becomes more popular, new laws and regulations may be issued, which will affect companies conducting business through the Internet. We believe that the new laws and regulations covering consumer protection, security and privacy issues will benefit the consumers and make people more comfortable receiving services online. The Government may also impose additional taxes on the sales conducted over the Internet, which will increase the cost of the operation.

Intellectual Property Rights
----------------------------

     No licenses or patents are required for our business. The only confidentiality is our trading system and portfolio positions, which are only disclosed to the board members. The board of directors and secretarial stuff have all signed confidentiality and a non-disclosure agreements.

Employees
---------

     As of June 29, 1999, the Company had no full time employees. Board Members and Officers are devoting their time and effort to developing and promoting the Company. The Company is also using the services of several consultants. Additional employees will be hired as required.

Year 2000 Issues
----------------

     The Year 2000 issue arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could fail or create erroneous results.

     Management has initiated a comprehensive program to prepare the Company's systems for the year 2000. The Company is actively engaged in testing and fixing applications to ensure they are Year 2000 ready. The Company does not separately track the internal costs incurred for the Year 2000 project, but such costs are principally the related payroll costs for certain corporate staff. The Company currently does not expect remediation costs to be material nor does it expect any significant interruption to its operations because of Year 2000 problems.

     The Company is in the process of contacting all third parties with which it has significant relationships, to determine the extent to which the Company could be vulnerable to failure by any of them to obtain Year 2000 compliance. Some of the Company's major suppliers and financial institutions have confirmed that they anticipate being Year 2000 compliant on or before December 31, 1999, although many have only indicated that they have Year 2000 readiness programs. To date, the Company is not aware of any significant third parties with a Year 2000 issue that could materially impact the Company's operations, liquidity or capital resources. The Company has no means, however, of ensuring that third parties will be Year 2000 ready and the potential effect of third-party non-compliance is currently not determinable.

     The Company has devoted and will continue to devote the resources necessary to ensure that all Year 2000 issues are properly addressed. There can be no assurance, however, that all Year 2000 problems are detected. Further, there can be no assurance that the Company's assessment of its third party relationships could be accurate. Some of the potential worst-case scenarios that could occur include (1) corruption of data in the Company's internal systems and (2) failure of government and insurance companies' reimbursement programs. If any of these situations were to occur, the Company's operations could be temporarily interrupted. The Company intends to develop Year 2000 contingency plans for continuing operations in the event such problems arise.

Going concern
-------------

     The going concern opinion of the independent accountant, as disclosed in the Company's Independent Auditors Report attached to Part F/S, is as follows:

     From the date of inception to June 30, 1999, the Company has yet to commence receiving revenue and has net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

     Management will work to establish a local market niche for each one of its trading schools by advertising in local newspapers and radio. This is intended to create public awareness of the Company's name and its services.

     Management also intends to affiliate with professional traders to teach online classes and seminars in real-time broadcasting. The Company also intends to continually invest in its web site infrastructure as needed for upgrades, incorporation of new features and keeping up with the changing internet technology. The Company will establish an on line store that will offer literature such as books, newspapers and newsletters that will target online investors.

     In order to attract and retain quality instructors the Company plans to grant each participating instructor the opportunity to be promoted on an exclusive basis by the Company's web site.

     The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations.

     There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's executive offices are located at 200 Camino Aguajito, suite 200, Monterey, CA, 93940. Its telephone number is (831) 375-6229.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     When  used  in  this  discussion,  the  words  "believes",   "anticipates",
"expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which would, could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events. Readers are also urged to carefully review and consider the various disclosures made by the Company which attempt to advise interested parties of the factors which affect the Company's business, in this report, as well as the Company's periodic reports on Form 10-K, 10Q and 8-K filed with the Securities and Exchange Commission.

Results of Operations
---------------------

     The Company had no revenues for the period ending July 31, 1999. To date the Company has not relied on any revenues for funding its activities and it does not expect to receive significant revenues from operation in the immediate future. We believe that the proceeds from this offering will satisfy the Company's cash requirements for the next twelve months.

     The Company believes that the proceeds from this offering will satisfy the Company's cash requirements for the next twelve months, the Company anticipate a substantial increase in our capital expenditures consistent with anticipated growth in operations, infrastructure and personnel. The Company will also continue to expend our aggressive marketing and development programs. The Company's capital requirements will greatly depend on the rate of market acceptance of the online training program, the costs required to maintain and upgrade the web site, training programs and e-commerce business growth, the expenses needed for marketing and promotional programs, and economic conditions of the business.

Liquidity and Capital Resources
-------------------------------

     The Company does not believe that there will be significant research and development expenses during the next 12 months. Even though we have contracted an independent company to develop our web site design, this development will be achieved through modifications of available technologies. Expenditures on activities of this type do not constitute research and development expenses.

     The Company expects to hire technical personnel to service the web site as soon as sufficient funds become available either as a result of this offering, or from the profits gained through the Company's operations. Until then the Company will be required to engage the services of a third party to develop the web site. The Company anticipates that the total cost of such services will be $30,000.

     The Company does not anticipate purchasing or selling any plant or significant equipment during the next twelve month.


     The Company plans to hire up to ten additional employees by the end of our first 12 months of operations. These additional employees, if hired, may serve in any of the following capacities: teaching; marketing and promotion; administration; and web site technicians.


     The following discussion should be read in conjunction with the financial statements and notes thereto included with this Form SB-2. Except for the historical information contained herein, the discussion in this Registration Statement contains certain forward-looking statements that involve risk and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document. The Company's actual results could differ materially from those discussed here. Factors that could cause differences include those discussed above in "Risk Factors", as well as discussed elsewhere herein.

                             DESCRIPTION OF PROPERTY

     Presently, no equipment or properties except basic computer equipment are owned. The Company anticipates purchasing additional computer equipment for training and trading. In addition, office furniture and office equipment that will be needed to conduct business instruction in trading will be purchased. The funds will come from this offering.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On May 13th, 1999, Trading Solutions.com has entered into an Investment Banking Agreement with Internet Finance.com, Inc. Based on this agreement, Internet Finance.com, Inc. was given an opportunity to buy 1,200,000 shares of founders stock at $.001 per share. Trading Solutions.com has also agreed to pay Internet Finance.com, Inc. a consulting fee of $22,000 for its services.

     Ms. Natalie Shahvaran, who is an executive officer and a director of Trading Solutions.com, Inc., was issued 1,200,000 shares of founders stock at $.001 per share.

     In May 1999, in connection with various consulting and service agreements, the Company agreed to issue options to purchase 85,000 shares of Common Stock, which are exercisable at $.10 per share. As of August 1999, 85,000 shares were exercised. The aggregate proceeds from the exercise of the stock options was $8,500. The following table summarizes the number of stock options issued and outstanding.


NAME                          EXERCISE PRICE                No OF SHARES        OPTION PERIOD
Natalie Shahvaran             $.10                          50,000              December 31, 2002

Susan F. Turner               $.10                          5,000               December 31, 2002

Michael A. Strahl             $.10                          5,000               December 31, 2002

Melissa DeAnzo                $.10                          5,000               December 31, 2002

Monterey Ventures, Inc.       $.10                          10,000              December 31, 2002

Internet Finance.com, Inc.    $.10                          10,000              December 31, 2002

                  Total                                     85,000



              MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS


Market Information
------------------


     There is no public market for the Company's common stock.


Holders
-------


     As of July 31, 1999 there were approximately thirty-six (36) stockholders of record of the Company's Common Stock.


Dividend Policy
---------------


     The Company has never paid a dividend and does not anticipate paying any dividends in the foreseeable future. It is the present policy of the Board of Directors to retain the Company's earnings, if any, for the development of the Company's business.


                             EXECUTIVE COMPENSATION


     The board has adopted an executive compensation plan for its Executive Officers and Directors as follows: the board has agreed that the board members will receive no cash compensation or reimbursement for the expenses incurred in connection with attending Board and committee meetings. The Company reserves the right to pay consulting fees to its board members and Officers for the time and services they provide to the Company. Our Chief Executive Officer will receive up to $30,000 in compensation for her fill-time commitment to the development and promotion of the company. Furthermore, the Board has agreed to the issuance of the Company's founders stock to three of its members. All of the following shares are considered dully paid and are non-assessable, at $.001 per share:


                           SUMMARY COMPENSATION TABLE

NAME AND                                     OTHER               RESTRICTED     SECURITIES      ALL
PRINCIPAL                                    ANNUAL              STOCK          UNDERLYING      LTIP       OTHER
POSITION                 YEAR   SALARY       COMPENSATION        AWARD          OPTIONS/SAR's   PAYOUTS    COMPENSATION
Natalie Shahvaran        1999   0            $ 30,000            1,200,000      0               0           0
President/CEO/
Director

Michael A. Strahl        1999   0            0                   15,000         0               0           0
Secretary/Director

Susan F. Turner          1999   0            0                   0              0               0           0
Treasurer/CFO/
Director


The board also agreed to issue the following Stock Option Agreements to the Executive Officers of the Company and Directors. These options are to be exercised by 12/31/2002 or canceled. These will be also callable at $.02 per share by the Company's 30 day notice.

Employment and Change of Control Contracts
------------------------------------------

     The Company does not currently have any employment agreements with its employees or key personnel.

Directors' Compensation
-----------------------

     Director received no compensation for each meeting attended except for out-of-pocket expenses.

                              FINANCIAL STATEMENTS


                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)



                              Financial Statements
                                      With
                          Independent Auditor's Report








                                  Prepared by

                               HAWKINS ACCOUNTING
                          CERTIFIED PUBLIC ACCOUNTANT
                              SALINAS, CALIFORNIA

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Index to Financial Statements

                                                                            Page
                                                                            ----

Independent Auditor's Report                                                   2

Balance Sheet                                                                  3

Statement of Operations, From date of
        Inception to June 30, 1999                                             4

Statement of Shareholder's Equity                                              5

Statement of Cash Flows, From date of
        Inception to June 30, 1999                                             6

Notes to Financial Statements                                                  7

HAWKINS ACCOUNTING
CERTIFIED PUBLICE ACCOUNTANT
341 MAIN STREET
SALINAS CA 93901
(831) 758-1694  FAX (831) 758-1699


To the Board of Directors and Shareholders
Trading Solutions.Com, Incorporated
Monterey, California

                          Independent Auditor's Report

I have audited the balance sheet of Trading Solutions.Com, Incorporated (a development stage company) as of June 10, 1999 and the related statements of operations, stockholders' equity and cash flows from the date of inception to June 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Trading Solutions.Com, Incorporated, as of June 30, 1999 and the results of operations and its cash flows and the cumulative results of operations and cumulative cash flows for the period from date of inception to June 30, 1999 in conformity with generally accepted accounting principles.

The accumulated deficit during the development stage for the period from date of inception to June 30, 1999 is $32,290.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurred net losses from operations and has received no revenue, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

July 21, 1999

                      TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 1999

ASSETS

Current assets
        Cash in bank                                   $    17,381
        Prepaid rent                                           677
                Total current assets                        18,058
Furniture and equipment
        Equipment                                            2,206
        Furniture                                              600
                                                             2,806
        Accumulated depreciation                               (44)
                                                             2,762
                        Total assets                   $    20,820

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities
        Accounts payable                               $     5,770
        State corporate tax liability                          800
                Total current liabilities                    6,570
                        Total liabilities                    6,570
Stockholders' equity
        Common stock, 20,000,000 shares authorized at a
                par value of .0 1. 2,627,000 outstanding    26,270
        Paid in capital                                     20,270
        Deficit incurred during development stage          (32,290)
                        Total stockholder's equity          14,250
                        Total liabilities and
                            stockholder's equity       $    20,820


The accompanying notes are an integral part of these financial statements

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                    From date of inception to June 30, 1999


                                                             Deficit
                                                             Accumulated
                                                             During
                                                             Development
                                                             Stage
Expenses
        Accounting fees                      3,000          $ 3,000
        Bank charges                            60               60
        Consulting fees                      9,150            9,150
        Depreciation                            44               44
        Management fees                      5,000            5,000
        Miscellaneous                          554              554
        Office supplies                        833              833
        Postage                                 66               66
        Promotions                             271              271
        Legal fees                          10,100           10,100
        Organizational costs                   896              896
        Rent                                   600              600
        Telephone                              268              268
        Travel                                 634              634
                                               ---              ---

        Loss from olierations prior to
              other expenses and taxes     (31,476)         (31,476)
Other (expenses)
        Interest                               (14)             (14)
                                              ----             ----
              Loss prior to income taxes   (31,490)         (31,490)
Income taxes
        State corporate tax                    800              800
                                               ---              ---
              Net loss                  $  (32,290)       $ (32,290)
                                           --------       ----------
                                           --------       ----------
Loss per common
        share                   $           (0.012)       $ ($0.012)
                                            -------       ----------
                                            -------       ----------
Weighted average of
        shares outstanding              21,587,302        2,587,302
                                        ----------        ---------
                                        ----------        ---------


The accompanying notes are an integral part of these financial statements

                      TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                                  June 30,1999

                                                                      Deficit
                                                                      Accumulated
                                                     Paid             During
                           Common Stock              In               Development
                         Shares       Amount         Capital          Stage           Total
Founders stock           2,490,000    $ 24,900       (22,410)                         $ 2,490
Options                     60,000         600         4,950                            5,550
May 18,1999                 14,000         140         6,860                            7,000
May 21, 1999                 2,000          20           980                            1,000
May 24,1999                  3,000          30         1,470                            1,500
May 27,1999                  2,000          20           980                            1,000
June 2, 1999                10,000         100         4,900                            5,000
June 3, 1999                 2,000          20           980                            1,000
June 4, 1999                 4,000          40         1,960                            2,000
June 7, 1999                 2,000          20           980                            1,000
June 13, 1999                2,000          20           980                            1,000
June 16, 1999                3,000          30         1,470                            1,500
June 17, 1999               10,000         100         4,900                            5,000
June 22, 1999                2,000          20           980                            1,000
June 25, 1999                1,000          10           490                              500
June 27, 1999                6,000          60         2,940                            3,000
June 29, 1999               12,000         120         5,880                            6,000
June 30, 1999                2,000          20           980                            1,000
                                                                      (32,290)        (32,290)
Total                    2,627,000    $ 26,270      $ 20,270      $   (32,290)       $ 14,250



The accompanying notes are an integral part of these financial statements

                       TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)
                    STATEMENT OF CASH FLOWS-INDIRECT METHOD
                     From date of inception to June 30, 1999


                                                                            Deficit
                                                                            Accumulated
                                                                            During
                                                                            Development
                                                                            Stage
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                             $    (32,290)        $    (32,290)
Adjustment to reconcile net income to net cash
        provided by operating activities
        Depreciation                                             44                   44
        Increase in prepaid rent                               (678)                -678
        Increase in accounts payable                          5,770                 5770
        Increase in taxes payable                               800                  800
NET CASH PROVIDED BY OPERATING ACTIVITIES                   (26,354)             (26,354)
INVESTING ACTIVITIES
        Purchase of furniture and equipment                   2,806                2,806
NET CASH USED IN INVESTING ACTIVITIES                         2,806                2,806
FINANCING ACTIVITIES
        Sale of common stock                                 46,540               46,540
        Short term borrowing                                  3,000                3,000
        Payment of short term borrowing                      (3,000)              (3,000)
NET CASH REALIZED FROM FINANCING ACTIVITIES                  46,540               46,540
INCREASE IN CASH AND CASH EQUIVALENTS                        17,380               17,380
Cash and cash equivalents at the beginning of the year            0                    0
CASH AND CASH EQUIVALENTS                              $     17,380               17,380

Supplemental disclosure of financiang activities
        Interest paid during the period from date of
        inception to June 30, 1999                     $         14          $        14


The accompanying notes are an integral part of these financial statements

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 1:         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business
----------------------

     Trading Solutions.Com, Inc (the "Company) is designed to provide education for people interested in on line investing. The Company also intends to establish a corporate trading account and manage money. The Company further intends to establish or acquire an ecommerce business to link with the trading school.

Development  Stage  Company
---------------------------

     The Company is a development stage company, as developed in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in securing and establishing a new business, and although planned operations have commenced, no revenues have been realized.

Pervasiveness of estimates
--------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash eguivalents
-------------------------

     For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Property and eguipment
----------------------

     Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

     Depreciation is provided using the straight-line method, over the useful lives of the assets.

Income taxes
------------

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are

                       TRADING SOLUTIONS.COM, INCORPORATED
                          (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 1:         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't)

Income taxes (con't)
--------------------

recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

Stock options
-------------

     The board of directors for the Company voted at its organizational meeting to grant certain people and organizations the opportunity to purchase shares of the Company's common stock at $. 10. These options are non-compensatory and are recorded when exercised.

NOTE 2:         BACKGROUND

     The Company was incorporated under the laws of the State of Nevada on May 14,1999. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and the sale of stock.

NOTE 3:         EQUIPMENT AND FURNITURE

     The following is a summary of fixed asset classifications, accumulated depreciation and depreciable lives for the Company at June 30, 1999.


                                   Useful life
                                   Years                       Amount
Computer equipment                  5                          $2,206
Office ftu-niture                  10                             600
Total                                                           2,806
Accumulated depreciation                                          (44)
Net equipment and furniture                                    $2,762


Depreciation expense for the period from date of inception to June 30, 1999 was $ 44.

NOTE 4:         COMMON STOCK

Founders stock
--------------

     At  incorporation   the  Company  issued  stock  to  the  founders  of  the
corporation.   These  shares  totaled  2,490,000  shares  and  were  issued  for consideration of $.001 per share.

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 4:         COMMON STOCK (con't)

Stock options
-------------

     At the organizational meeting of the board of directors it was voted on to issue stock options of the Company's common stock to certain officers of the corporation, a key employee of a non affiliated company and the non affiliated company. These options are to be exercised at $.10 a share and have an expiration date of December 31, 2002. These options are callable at $.02 per share by the Company with a 30 day notice. A total of 85,000 shares were voted on for the options of which 60,000 shares of the options were exercised at June 30, 1999.

Public stock offering
---------------------

     During the period ended June 30, 1999 the Company sold solely to accredited and/or sophisticated investors its common stock. Each share had a par value of $.01 a share and was offered to the investors at $.50 a share. The stock was sold during various times during the period from date of inception to June 30, 1999 to 22 different investors buying a total of 77,000 shares of common stock. Total proceeds, from the offering, as of the period ended June 30, 1999 were $38,500.

NOTE 5:         INCOME TAXES

     The benefit for income taxes from operations consisted of the following components: current tax benefit of $4,843 resulting from a net loss before income taxes, and a deferred tax expense of $4,843 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2014.

     The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

NOTE 6:         RELATED PARTY TRANSACTIONS

     The Company entered into an agreement with one of its shareholders to provide assistance to the Company in the formation of its corporate structure and to use their contacts in assisting with the development of a public market for the Company's common stock. The agreement calls for the shareholder to be paid a total of $22,000 of which $5,000 was paid for

                       TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 6:         RELATED PARTY TRANSACTIONS (con't)

the period ended June 30, 1999. The Company is to further provide support services such as office space and telephone services for which the Company will be billed separately. Total cash paid for these additional services as of June 30, 1999 was $1,465.

     The Company also entered into an agreement with another shareholder to provide consulting services to the Company. This agreement totals $30,000 of which $6,000 was paid as of June 30, 1999.

     There is an agreement with one of the founders to provide support services to the Company. This agreement has a maximum of $6,000. The total amount paid as of June 30, 1999 was $3,050.

NOTE 7:         GOING CONCERN

     From the date of inception to June 30, 1999, the Company has yet to commence receiving revenue and has net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

     Management will work to establish a local market niche for each one of its trading schools by advertising in local newspapers and radio. This is intended to create public awareness of the Company's name and its services.

     Management also intends to affiliate with professional traders to teach online classes and seminars in real-time broadcasting. The Company also intends to continually invest in its web site infrastructure as needed for upgrades, incorporation of new features and keeping up with the changing internet technology. The Company will establish an on line store that will offer literature such as books, newspapers and newsletters that will target online investors.

     In order to attract and retain quality instructors the Company plans to grant each participating instructor the opportunity to be promoted on an exclusive basis by the Company's web site.

     The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations.

                      TRADING SOLUTIONS.COM, INCORPORATED
                         (A Development Stage Company)

                         Notes to Financial Statements
                                 June 30, 1999

NOTE 7:         GOING CONCERN (con't)

     There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                          EXPERTS AND LEGAL MATTERS

     The financial statements of Trading Solutions.com, Inc. for the period from February 1, 1999 to June 29, 1999 included in this prospectus and registration statement have been audited by Richard Hawkins, CPA, an independent auditor, as stated in his report appearing herein and have been so included in reliance upon the report of such CPA given upon his authority as expert in accounting and auditing.

     Legal matters will be passed upon for the Company by Gary R. Blume, Esq., Blume Law Firm , P.C., 11801 North Tatum Boulevard, Suite 108, Phoenix, Arizona 85028.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has had no changes in or disagreements with its accountants from inception to the present time.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The officers and directors of the Company are indemnified as provided under the Nevada Law. No additional indemnification has been authorized.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The expenses of the Registration Statement are as follows:

         Transfer Agent:            $   1000.00

         Legal and Accounting:      $   10,500.00

         TOTAL                      $   11,500.00




                     RECENT SALES OF UNREGISTERED SECURITIES

     Upon incorporation, Natalie Shahvaran was issued 1,200,000 shares of founders stock, Susan F. Turner was issued 15,000 shares of founders stock, Michael A. Strahl was issued 15,000 shares of founders stock, Internet Finance.com, Inc. was issued 1,200,000 shares of founders stock, Gary Blume Law Firm was issued 10,000 shares of founders stock, Melissa DeAnzo was issued 5,000 shares of founders stock, Monterey Ventures was issued 50,000 shares of founders stock, all at the price of $.001 per share. The foregoing transaction was a transaction not involving a public offering and was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to section 4(2) thereof. The securities were sold pursuant to Regulation D, and the certificates evidencing the Common Stock shares bear a restrictive legend permitting the transfer thereof only upon registration of the securities or an exemption under the Securities Act.

     Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 504, 120,000 shares of common stock of the Company was sold to the investors listed below. The offering was closed on ______ and resulted in receipt by the Company of $60,000. All shares were sold to a total on nine accredited and twenty eight unaccredited investors. The proceeds from this offering were used for working capital, legal, accounting and consulting fees.

Nina Santa Cruz           Robert A. Strahl             Twin Rivers, L.L.C.
230 Dunecrest #2          200 Camino Aguajito, #200    200 Camino Aguajito, #200
Monterey, CA 939          Monterey, CA 93940           Monterey, CA 93940
1,000 shares              12,000 shares                2,000 shares

Deborah L. Flores         Maziar Roohbakhsh            Christopher R. Heid
735 Filmore Street        522 Lighthouse Avenue        20 Paso Del Rio
Monterey, CA 93940        Monterey, CA 93940           Carmel Valley, CA 93924
2,000 shares              2,000 shares                 1,000 shares

Florence G. Rober         Dan Weiss & Eileen Freeland  Jeffrey Leonard &
                                                       Joni Leonard
20 Paso Del Rio           P.O. Box 293                 586 University Avenue
Carmel Valley, CA 93924   Carmel Valley, CA 93924      Salinas, CA 93901
1,000 shares              4,000 shares                 5,000 shares

James E. Macarthur        MaryAnn Meza                 Joe Scales
918 Padre Drive, #7       P.O. Box 221003              330 Watson, Apt. C
Salinas, CA 93901         Carmel, CA 93922             Monterey, CA 93940
4,000 shares              2,000 shares                 2,000 shares

Gary Russell              Aggie, Inc.                  Jesus Jiminez &
                                                       Kimberly Jiminez
700 Cass Street, #106     200 Camino Aguajito, #200    20 Karen Court
Monterey, CA 93940        Monterey, CA 93940           Hollister, CA 95023
1,000 shares              2,000 shares                 2,000 shares

Harry Murray              David & Kathy Varnes         Greg Ludwa
116 Ohlone Court          32 Arlon Court Road          1146 Devisadero
Los Gatos, CA 95030-4427  Seaside, CA 93955            Pacific Grove, CA 93950
10,000 shares             2,000 shares                 1,000 shares

T.E. Melnick              Lisa Komoroczy               James W. Silveria
968 Sea Palm Avenue       P.O. Box 1652                1058 Cass Street, #A
Monterey, CA 93940        Rancho Santa Fe, CA 92067    Monterey, CA 93940
4,000 shares              2,000 shares                 12,000 shares

Ned & Ann Opdyke          Diane Fletcher               Robert C. Kramer
410 Playa Boulevard       20 Karen Court               26192 Mesa Avenue
La Selva Beach, CA 95076  Hollister, CA 95023          Carmel, CA 93923
2,000 shares              1,000 shares                 3,000 shares

William D. Barry          Kenneth Green                Daniel Rich
115 10th Street           380 Foam Street, #101        300 Glenwood Circle, #400
Pacific Grove, CA 93950   Monterey, CA 93940           Monterey, CA 93940
3,000 shares              6,000 shares                 1,000 shares

Mary Rich                 Michael Dowell               Dennis Barrickman
300 Glenwood Circle,#400  P.O. Box 26982               411 Pennsylvania Avenue
Monterey, CA 93940        San Jose, CA 95159           Ashtabula, Ohio 44004
1,000 shares              4,000 shares                 10,000 shares

Denis E. Zambetti         George Richard Hogan         Sabina Skibinski
322 Acorn Place           528 Abrego Street, #191      713 Potrero Way
Livermore, CA 94550       Monterey, CA 93940           Salinas, CA 93907
3,000 shares              6,000 shares                 2,000 shares

Neil & Nancy Tucker
3380 Royal Meadows Lane
San Jose, CA 95135
3,000 shares


     In May 1999, the Company also voted to grant options to its directors, officers, key personnel, and to Internet Finance.com, Inc., to Monterey Ventures, Inc., and to Melissa DeAnzo. These options are exercisable at $.10 per share and consist of a total of 85,000 options with an expiration date of 12/31/2002. The options are not compensatory, nor do they represent services rendered. The options were issued in reliance upon Section 4(2) of the Securities Act of 1993. To date, all options have been exercised.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


                  Exhibit           Description

                   3.               Articles of Incorporation and Bylaws

                         3a.          Articles of Incorporation and Amendments*

                         3b.          Bylaws*

                  10.               Material Contracts

                  23.               Consent of Experts and Counsel

                         23a.     Consent of Independent Auditor*

                         23b.     Consent of Counsel*

                  27.               Financial Data Schedule


                                  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The issuer will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which represent a fundamental change in the information in the registration statement and to include any additional or changed material information on the plan of distribution.

     For determining liability under the Securities Act, the issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois.

                                                     TRADING SOLUTIONS.COM, INC.



                                                       By: /s/ Natalie Shahvaran
                                                      --------------------------
                                                    Natalie Shahvaran, President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Blume, Esq. as true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereon.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/  Natalie Shahvaran       President                            August 16,1999
----------------------       ---------                            --------------
Natalie Shahvaran                                                           Date


/s/ Susan Turner             Treasurer                           August 16, 1999
----------------             ---------                           ---------------
Susan Turner                                                                Date

/s/ Michael A. Strahl        Secretary                           August 16, 1999
---------------------        ---------                           ---------------
Michael A. Strahl                                                           Date